Exhibit 99.1

Annaly Capital Management, Inc. Reports 2nd Quarter 2006 Core EPS of $0.16;
         Successful Deployment of New Capital Aids Performance

    NEW YORK--(BUSINESS WIRE)--Aug. 2, 2006--Annaly Capital Management, Inc. (NYSE:NLY) today reported Core Earnings for the quarter ended June 30, 2006 of $31.3 million or $0.16 per average share available to common shareholders, as compared to Core Earnings of $47.0 million or $0.36 per average share available to common shareholders for the quarter ended June 30, 2005 and Core Earnings of $23.9 million or $0.16 per average share available to common shareholders for the quarter ended March 31, 2006. "Core Earnings" is defined as net (loss) income excluding impairment losses and gains or losses on sales of securities. On a GAAP basis, the net income for the quarter ended June 30, 2006 was $8.6 million or $0.02 basic net income per average share available to common shareholders, as compared to net income of $47.0 million or $0.36 basic net income per average share available to common shareholders for the quarter ended June 30, 2005 and a net loss of $10.9 million or $0.12 basic net loss per average share related to common shareholders for the quarter ended March 31, 2006.
    In a separate release issued today, the Board of Directors of Annaly announced that the Company's name has been changed to Annaly Capital Management, Inc.
    During the second quarter $852 million face amount of securities were sold, resulting in a realized loss of $1.2 million, or $0.01 per share. In addition, the Company had a loss on other-than-temporarily impaired securities as of June 30, 2006 of $20.1 million, or $0.13 per share. Of the $20.1 million, $15.7 million resulted from further declines in the value of securities classified as other-than-temporarily impaired at March 31, 2006 and $4.4 million from losses on additional securities that the Company determined to be other-than-temporarily impaired at June 30, 2006. The non-cash loss on the securities deemed other-than-temporarily impaired that remain in the Company's portfolio was reflected in the income statement based on the fair value of the securities on June 30, 2006, and recognition of such impairment charges will not reduce the taxable income of the Company.
    Common dividends declared for the quarter ended June 30, 2006 were $0.13 per share, as compared to $0.36 per share for the quarter ended June 30, 2005 and $0.11 per share for the quarter ended March 31, 2006. The annualized dividend yield on common stock for the quarter ended June 30, 2006, based on the June 30, 2006 closing price of $12.81, was 4.06%. On a Core Earnings basis, the Company provided an annualized return on average equity of 7.63% for the quarter ended June 30, 2006, as compared to 8.03% for the quarter ended June 30, 2005 and 6.52% for the quarter ended March 31, 2006. On a GAAP basis, the Company provided an annualized return on average equity of 2.09% for the quarter ended June 30, 2006, as compared to 11.36% for the quarter ended June 30, 2005, and (2.98%) for the quarter ended March 31, 2006.
    During the second quarter, the Company completed public offerings of common stock and 6% Series B Cumulative Convertible Preferred Stock. The net proceeds of the offerings, including the exercise of the underwriters' over-allotment option, were approximately $549 million, before offering expenses.
    Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the quarter's results. "The two additional 25 basis point increases to the Fed Funds rate during the second quarter brought the total to 425 basis points over the 17 meetings since June 30, 2004. Market conditions, therefore, continued to be a challenge for strategies such as ours as the protracted sell-off in the front end of the yield curve pressured the value of our assets and raised our cost of funds relative to the yield on our assets. Nevertheless, our management team has acted aggressively to manage through this period, and our returns improved over the first quarter. The key to raising our dividend this quarter while the Fed tightens has been our ability to take advantage of the relatively superior values that have become available in our asset class of short duration Agency mortgage-backed securities. Through reinvesting amortized principal, repositioning of portfolio securities and deploying the new capital raised in April, we have improved our return profile by raising our weighted average coupon, lowering our weighted average dollar cost and introducing more floating rate exposure. Our team remains focused on executing our barbell strategy, avoiding credit risk and providing transparency as we manage for long-term performance through challenging markets."
    For the quarter ended June 30, 2006, the annualized yield on average earning assets was 5.17% and the annualized cost of funds on the average repurchase balance was 4.83%, which equates to an interest rate spread of 0.34%. This is a 26 basis point decrease over the 0.60% annualized interest rate spread for the quarter ended June 30, 2005 and a 2 basis point increase over 0.32% annualized interest rate spread for the quarter ended March 31, 2006. For the quarter ended June 30, 2005, the annualized yield on average earning assets was 3.63% and the annualized cost of funds on the average repurchase balance was 3.03%. For the quarter ended March 31, 2006, the annualized yield on average earning assets was 4.70% and the annualized cost of funds on the average repurchase balance was 4.38%. At June 30, 2006, the weighted average yield on assets was 5.42% and the cost of funds was 5.01%, which equates to an interest rate spread of 41 basis points. Leverage at June 30, 2006 was 11.5:1, in comparison to 10.1:1 at June 30, 2005 and 10.2:1 at March 31, 2006.
    Fixed rate securities comprised 67% of the Company's portfolio at June 30, 2006. The balance of the portfolio was comprised of 24% adjustable rate mortgages and 9% LIBOR floating rate collateralized mortgage obligations. The Company has continued to avoid the introduction of credit risk into its portfolio. As of June 30, 2006, substantially all of the assets in the Company's portfolio were FNMA, GNMA and FHLMC mortgage-backed securities, which carry an actual or implied "AAA" rating. During the second quarter 2006, the Company entered into additional swap transactions, pursuant to which, the Company agrees to pay a fixed interest rate and to receive a variable interest rate. The Company's swaps are designated as cash flow hedges against the benchmark interest rate risk associated with the Company's borrowings. The purpose of the swaps is to mitigate the risk of rising interest rates that affect our cost of funds. Since the Company will be receiving a floating rate on the notional amount of the swaps, the effect of the swaps will be to enhance the earnings potential of a portion of the fixed rate assets in the portfolio in a rising rate environment.
    "Our capital-raising efforts and our portfolio decisions have helped improve our position," said Wellington Denahan-Norris, Annaly's Vice Chairman, Chief Investment Officer and Chief Operating Officer. "While the Fed appears to be close to the end of its tightening cycle, uncertain and volatile market conditions are still with us. Thus our portfolio remains defensive in nature as we have emphasized building up the floating-rate portion. Giving effect to the swaps, at June 30, 2006 our portfolio was effectively comprised of 33% fixed-rate, 24% adjustable-rate and 43% floating-rate exposure. We continue to find attractive relative values for new capital, and we will continue to use all of the tools at our disposal to position the portfolio for long-term performance. Looking ahead, recently released economic data have contributed to an adjustment in market expectations for future rate increases. We believe our portfolio is positioned to perform in a wide range of potential outcomes, but clearly it would benefit should the Fed pause in its tightening."


The following table summarizes portfolio information
for the Company:
                                        June 30,   June 30,  March 31,
                                          2006       2005      2006

Leverage at period-end                   11.5:1     10.1:1     10.2:1
Fixed-rate mortgage-backed securities
 as % of portfolio                          67%        33%        52%
Adjustable-rate mortgage-backed securities
 as % of portfolio                          24%        63%        42%
Floating-rate mortgage-backed securities
 as % of portfolio                           9%         4%         6%
Notional amount of interest rate swap
 as % of portfolio                          34%         NA        17%
Annualized yield on average earning
 assets during the quarter                5.17%      3.63%      4.70%
Annualized cost of funds on avg.
 repurchase balance during the quarter 4.83% 3.03% 4.38% Weighted average yield on assets
 at period-end                            5.42%      3.78%      5.03%
Weighted average cost of funds
 at period-end                            5.01%      3.20%      4.51%


    The Constant Prepayment Rate was 19% during the second quarter of 2006, as compared to 27% during the second quarter of 2005, and 18% during the first quarter of 2006. The weighted average cost basis, after the Other-Than-Temporary Impairment Charge, was 100.6 at June 30, 2006. The net amortization of premiums and accretion of discounts on investment securities for the quarters ended June 30, 2006, June 30, 2005 and March 31, 2006 was $17.9 million, $42.7 million, and $15.8 million, respectively. The total net premium remaining unamortized at June 30, 2006, June 30, 2005 and March 31, 2006 was $161.7 million, $401.4 million, and $173.7 million, respectively.
    General and administrative expenses as a percentage of average assets were 0.18%, 0.14%, and 0.18% for the quarters ended June 30, 2006, June 30, 2005, and March 31, 2006, respectively. At June 30, 2006, June 30, 2005, and March 31, 2006 the Company had a common stock book value per share of $9.48, $12.42 and $10.16, respectively.
    At June 30, 2006, FIDAC, Annaly's wholly-owned registered investment advisor, had under management approximately $2.6 billion in net assets and $14.1 billion in gross assets, as compared to $3.1 billion in net assets and $27.8 billion in gross assets at June 30, 2005 and $2.0 billion in net assets and $16.9 billion in gross assets at March 31, 2006. For the quarter ended June 30, 2006, FIDAC earned investment advisory and service fees, net of fees paid to distributors, of $4.5 million, as compared to $7.5 million for the quarter ended June 30, 2005 and $5.8 million for the quarter ended March 31, 2006. FIDAC, organized as a taxable REIT subsidiary of Annaly, generally receives net investment advisory fees of approximately 10 to 20 basis points of the gross assets it manages, assists in managing or supervises.
    "Our name change, I believe, reflects our ambition as a company," said Mr. Farrell. "As I said when we acquired FIDAC, I have always considered Annaly to be an asset management company. Our expansion into new products and asset classes is another step towards fulfilling that vision, and we look forward to growing the revenue streams from our asset management business for the benefit of our shareholders."
    Annaly manages assets on behalf of institutional and individual investors worldwide through Annaly and through the funds managed by its wholly-owned registered investment advisor, FIDAC. The Company's principal business objective is to generate net income for distribution to investors from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition and from dividends Annaly receives from FIDAC, which earns investment advisory fee income. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust ("REIT"), currently has 164,015,156 shares of common stock outstanding.

    The Company will hold the second quarter 2006 earnings conference call on August 3, 2006 at 10:00 a.m. ET. The number to call is 1-866-831-6162 for domestic calls and 617-213-8852 for international calls and the pass code is 95158217. The re-play number is 1-888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 60984349. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.

    This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, FIDAC's clients' removal of assets FIDAC manages, FIDAC's regulatory requirements, and competition in the investment management business changes in government regulations affecting our business, and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and all subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


           ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
                   STATEMENTS OF FINANCIAL CONDITION
                        (dollars in thousands)

                                   June 30,    March 31,  December 31,
                                     2006        2006        2005
                                  (Unaudited) (Unaudited)
                                  ------------------------------------

ASSETS

Cash and cash equivalents         $    53,849 $    2,403  $     4,808
Mortgage-Backed Securities,
 at fair value                     23,474,006  16,176,348  15,929,864
Agency Debentures, at fair value            -           -           -
Receivable for Mortgage-Backed
 Securities sold                            -     139,491      13,449
Accrued interest receivable           110,647      75,092      71,340
Receivable for advisory and
 service fees                           3,114       3,805       3,497
Intangible for customer relationships  12,206      13,851      15,183
Goodwill                               22,966      22,966      23,122
Interest rate swaps, at fair value    105,435      36,470           -
Other assets                            1,567       2,281       2,159
                                --------------------------------------

Total assets                      $23,783,790 $16,472,707 $16,063,422
                                ======================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Repurchase agreements           $21,256,703 $14,629,883 $13,576,301
  Payable for Mortgage-Backed
   Securities purchased               607,789     354,312     933,051
  Accrued interest payable             42,100      37,738      27,994
  Dividends payable                    21,322      13,607      12,368
  Other liabilities                         -           -         305
  Accounts payable and other
   liabilities                          6,979       3,238       8,837
  Interest rate swaps, at fair value        -           -         543
                                --------------------------------------
Total liabilities                  21,934,893  15,038,778  14,559,399
                                --------------------------------------

Minority interest in equity of
 consolidated affiliate                 5,000           -           -
                                --------------------------------------

 6.00% Series B Cumulative Convertible
  Preferred Stock:
   4,600,000 and 0 shares authorized,
    issued and outstanding,
    respectively                      111,471           -           -
                                --------------------------------------

Stockholders' Equity:
 7.875% Series A Cumulative Redeemable
  Preferred Stock:
   7,637,500 authorized, 7,412,500
    shares issued and
    outstanding                       177,088     177,088     177,088
  Common stock: par value $.01 per
   share; 500,000,000 authorized,
   164,015,156, 123,701,656,
   123,684,931, 123,648,931 and
   122,554,831 outstanding,
   respectively                         1,640       1,237       1,237
 Additional paid-in capital         2,131,358   1,679,904   1,679,452
 Accumulated other comprehensive
  loss                               (384,912)   (249,459)   (207,117)
 (Accumulated deficit)
  retained earnings                  (192,748)   (174,841)   (146,637)
                                --------------------------------------

Total stockholders' equity          1,732,426   1,433,929   1,504,023
                                --------------------------------------

Total liabilities, minority
 interest and stockholders'
 equity                           $23,783,790 $16,472,707 $16,063,422
                                ======================================


                                             September 30,   June 30,
                                                 2005          2005
                                              (Unaudited)  (Unaudited)
                                          ----------------------------

ASSETS

Cash and cash equivalents                     $     1,684 $     3,669
Mortgage-Backed Securities, at fair value      18,697,385  19,165,744
Agency Debentures, at fair value                  258,616     391,092
Receivable for Mortgage-Backed
 Securities sold                                      788           -
Accrued interest receivable                        83,806      87,960
Receivable for advisory and service fees            4,579       4,334
Intangible for customer relationships              15,367      15,552
Goodwill                                           23,122      23,122
Interest rate swaps, at fair value                      -           -
Other assets                                        1,218       1,472
                                              ------------------------

Total assets                                  $19,086,565 $19,692,945
                                              ========================

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Repurchase agreements                       $17,038,226 $17,251,594
  Payable for Mortgage-Backed Securities
   purchased                                      429,502     659,325
  Accrued interest payable                         34,171      29,654
  Dividends payable                                16,079      44,120
  Other liabilities                                   625       1,241
  Accounts payable and other liabilities            8,602       6,523
  Interest rate swaps, at fair value                    -           -
                                              ------------------------
Total liabilities                              17,527,205  17,992,457
                                              ------------------------
Minority interest in equity of
 consolidated affiliate                                 -           -
                                              ------------------------

 6.00% Series B Cumulative Convertible
  Preferred Stock:
   4,600,000 and 0 shares authorized,
    issued and outstanding, respectively                -           -
                                              ------------------------

Stockholders' Equity:
 7.875% Series A Cumulative Redeemable
  Preferred Stock:
   7,637,500 authorized, 7,412,500 shares
    issued and outstanding                        177,088     177,088
  Common stock: par value $.01 per share;
   500,000,000 authorized, 164,015,156,
   123,701,656, 123,684,931, 123,648,931
   and 122,554,831 outstanding, respectively        1,237       1,226
 Additional paid-in capital                     1,679,452   1,662,347
 Accumulated other comprehensive loss            (304,555)   (144,853)
 (Accumulated deficit) retained earnings            6,138       4,680
                                              ------------------------

Total stockholders' equity                      1,559,360   1,700,488
                                              ------------------------

Total liabilities, minority interest and
 stockholders' equity                         $19,086,565 $19,692,945
                                              ========================


            ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
       STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                              (UNAUDITED)
                        (dollars in thousands)


                                         For the quarters ended

                                     June 30,   March 31, December 31,
                                       2006       2006       2005
                                  ------------------------------------

Interest income                      $280,171    $194,882    $179,688

Interest expense                      242,473     167,512     165,766
                                  ------------------------------------

Net interest income                    37,698      27,370      13,922
                                  ------------------------------------
Other income
  Investment advisory and service
   fees                                 5,210       6,997       8,702
  (Loss) gain on sale of
   Mortgage-Backed Securities          (1,239)     (7,006)    (65,285)
                                  ------------------------------------

     Total other (loss) income          3,971          (9)    (56,583)
                                  ------------------------------------

Expenses
  Distribution fees                       755       1,170       1,850
  General and administrative
   expenses                             8,985       7,177       6,359
                                  ------------------------------------

     Total expenses                     9,740       8,347       8,209
                                  ------------------------------------

Impairment of intangible for
 customer relationships                 1,345       1,148           -
                                  ------------------------------------

Loss on  other-than-temporarily
 impaired securities                   20,114      26,730      83,098
                                  ------------------------------------

Income (loss) before income taxes      10,470      (8,864)   (133,968)

Income taxes                            1,892       2,085       2,791
                                  ------------------------------------

Net income (loss)                       8,578     (10,949)   (136,759)

Dividend on preferred stock             5,163       3,648       3,649
                                  ------------------------------------

Net  income (loss) available
 (related) to common shareholders      $3,415    ($14,597)  ($140,408)
                                  ====================================

Net income (loss)  per share
 available (related) to common
 shareholders:
  Basic                                 $0.02      ($0.12)     ($1.14)
                                  ====================================

  Diluted                               $0.02      ($0.12)     ($1.14)
                                  ====================================

Weighted average number of shares
 outstanding:
  Basic                           158,632,865 123,693,851 123,684,931
                                  ====================================

  Diluted                         158,703,614 123,693,851 123,684,931
                                  ====================================

Net income (loss)                      $8,578    ($10,949)  ($136,759)
                                  ------------------------------------
Comprehensive (loss) income
  Unrealized (loss) gain on
   available-for-sale securities     (225,771)   (113,091)    (50,402)
  Unrealized gain (loss) on
   interest rate swaps                 68,965      37,013        (543)
  Reclassification adjustment for
   net losses (gains)
    included in net loss or income     21,353      33,736     148,383
                                  ------------------------------------
   Other comprehensive (loss)
    income                           (135,453)    (42,342)     97,438
                                  ------------------------------------
Comprehensive (loss) income         ($126,875)   ($53,291)   ($39,321)
                                  ====================================


                                               For the quarters ended

                                             September 30,   June 30,
                                                  2005         2005
                                             -------------------------

Interest income                                  $177,474    $171,595

Interest expense                                  155,043     133,758
                                              ------------------------

Net interest income                                22,431      37,837
                                              ------------------------

Other income
  Investment advisory and service fees             10,945       9,669
  (Loss) gain on sale of Mortgage-Backed
   Securities                                          32      11,435
                                              ------------------------

     Total other (loss) income                     10,977      21,104
                                              ------------------------

Expenses
  Distribution fees                                 2,414       2,126
  General and administrative expenses               6,455       6,800
                                              ------------------------

     Total expenses                                 8,869       8,926
                                              ------------------------

Impairment of intangible for customer
 relationships                                          -           -
                                              ------------------------

Loss on  other-than-temporarily impaired
 securities                                             -           -
                                              ------------------------

Income (loss) before income taxes                  24,539      50,015

Income taxes                                        3,353       3,022
                                              ------------------------

Net income (loss)                                  21,186      46,993

Dividend on preferred stock                         3,648       3,648
                                              ------------------------

Net  income (loss) available (related) to
 common shareholders                              $17,538     $43,345
                                              ========================

Net income (loss)  per share available
 (related) to common shareholders:
  Basic                                             $0.14       $0.36
                                              ========================

  Diluted                                           $0.14       $0.36
                                              ========================

Weighted average number of shares outstanding:
  Basic                                       123,169,910 121,740,256
                                              ========================

  Diluted                                     123,330,645 122,013,050
                                              ========================

Net income (loss)                                 $21,186     $46,993
                                              ------------------------
Comprehensive (loss) income
  Unrealized (loss) gain on available-for-sale
   securities                                    (159,670)     79,862
  Unrealized gain (loss) on interest rate swaps         -           -
  Reclassification adjustment for net losses
   (gains) included in net loss or income             (32)    (11,435)
                                              ------------------------
   Other comprehensive (loss) income             (159,702)     68,427
                                              ------------------------
Comprehensive (loss) income                     ($138,516)   $115,420
                                              ========================


           ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                              (UNAUDITED)
                        (dollars in thousands)


                                              For the six months ended

                                                June 30,     June 30,
                                                  2006         2005
                                              ------------------------

Interest income                                  $475,053    $347,884

Interest expense                                  409,985     247,751
                                              ------------------------

Net interest income                                65,068     100,133
                                              ------------------------

Other income
  Investment advisory and service fees             12,206      15,978
  (Loss) gain on sale of Mortgage-Backed
   Securities                                      (8,245)     12,016
                                              ------------------------

     Total other income                             3,961   27,994
                                              ------------------------

Expenses
  Distribution fees                                 1,925       3,737
  General and administrative expenses              16,162      13,464
                                              ------------------------

     Total expenses                                18,087      17,201
                                              ------------------------

  Impairment of intangible for customer
   relationships                                    2,493           -
                                              ------------------------

  Loss on other-than-temporarily impaired
   securities                                      46,843           -
                                              ------------------------

Income before income taxes                          1,606     110,926

Income taxes                                        3,977       4,600
                                              ------------------------

Net  (loss) income                                 (2,371)    106,326

Dividend on preferred stock                         8,811       7,297
                                              ------------------------

Net (loss) income available (related) to
 common shareholders                             ($11,182)    $99,029
                                              ========================

Net (loss) income per share available
 (related) to common shareholders:
  Basic                                            ($0.08)      $0.82
                                              ========================

  Diluted                                          ($0.08)      $0.81
                                              ========================

Weighted average number of shares outstanding:
  Basic                                       141,476,532 121,506,858
                                              ========================

  Diluted                                     141,476,532 121,785,918
                                              ========================

Net (loss) income                                 ($2,371)   $106,326
                                              ------------------------
Comprehensive income (loss):
  Unrealized (loss) gain on available-for-sale
   securities                                    (338,861)    (12,037)
  Unrealized gain (loss) on interest rate swap    105,978           -
  Reclassification adjustment for net (losses)
   included in net income                          55,088     (12,016)
                                              ------------------------
  Other comprehensive income (loss)              (177,795)    (24,053)
                                              ------------------------
 Comprehensive (loss) income                    ($180,166)    $82,273
                                              ========================

    CONTACT: Annaly Capital Management, Inc.
             Investor Relations:
             1-888-8Annaly
             www.annaly.com